UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 28, 2024
Date of Report (Date of earliest event reported)

CAESARS ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36629	46-3657681
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
100 West Liberty Street, 12th Floor, Reno, Nevada 89501
(Address of principal executive offices, including zip code)
(775) 328-0100
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value	CZR	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 28, 2024, the Board of Directors (the “Board”) of Caesars Entertainment, Inc. (the “Company”) increased the size of the Board from ten directors to eleven directors and subsequently elected Rodney Williams to fill the vacancy, effective July 1, 2024, subject to customary regulatory approvals and requirements pending licensure.
Mr. Williams recently stepped down as President of the Diageo Beer Company and President of Diageo Canada, leaving a legacy of success. In that role, he oversaw new momentum for Guinness beer, with the brand becoming the fastest-growing on-premise brand in the United States in 2023 and strong growth for Guinness 0, which made great strides in the US and became the top-selling non-alcoholic beer in Canada. His leadership also delivered unprecedented growth on Don Julio Tequila and Johnnie Walker Scotch in Canada, as well as a powerful national partnership with Bailey’s liqueur and the iconic Tim Horton’s chain.
Prior to joining Diageo in 2022, Mr. Williams spent 11 years at Moet Hennessy, the wine and spirits division of LVMH Moet Hennessy Louis Vuitton. His last role there was as Maison (or global) President of Belvedere Vodka – the first American to become a Maison president at Moet Hennessy. Previously, Mr. Williams served as Chief Marketing Officer for the entire US brand portfolio, ranging from Don Perignon and Krug Champagnes to Glenmorangie Scotch, and before that as SVP for Hennessy US. Under his leadership, the Hennessy business quadrupled in topline sales and operating profit over a five-year period.
Before joining LVMH, Mr. Williams served as SVP of Lifestyle Brands for Jackson Family Wines, where his team delivered the largest new product launch in the company’s history, Kendall Jackson Avant wines. Previously, Mr. Williams had been SVP for Lifestyle Wines at Robert Mondavi before and after its acquisition by Constellation Brands. Before joining the wine industry, Mr. Williams began his career in brand management at Procter & Gamble, Johnson & Johnson and General Motors.
In addition to being a trustee of the James Beard Foundation, Mr. Williams serves on the Executive Leadership Council, is a director of the National Board of Review of Motion Pictures, and was a 2024 juror for the Cannes Lions marketing awards. He was recently named to the 2024 “Most Influential Black Corporate Leaders” list by Savoy magazine. He also advises three startups: Zitti, Qonsent, and CKBG.
Mr. Williams has an MBA in finance and marketing from the Kellogg School, Northwestern University, and a bachelor’s degree in political science from Amherst College.
The Company has not yet made a determination as to the committees of the Board on which Mr. Williams will serve. Mr. Williams shall be eligible to participate in all previously established and disclosed compensation plans in which non-employee directors participate. Such compensation plans are described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) on April 29, 2024. There are no arrangements or understandings between Mr. Williams and any other person pursuant to which he was selected as a director. Mr. Williams has not been a party to any transaction involving the Company required to be disclosed under Item 404(a) of Regulation S-K.
Item 7.01    Regulation FD Disclosure.
On July 1, 2024, the Company issued a press release announcing Mr. Williams’s election to the Board, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, is being furnished to the SEC and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such filing.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description
99.1	Press release dated July 1, 2024 of Caesars Entertainment, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT, INC.

Date:	July 1, 2024	By:	/s/ Edmund L. Quatmann, Jr.
Edmund L. Quatmann, Jr.
Chief Legal Officer, Executive Vice President and Secretary